FILED
                                                                     JUN 25 1973
                                                                     JOHN ROGERS
                                                              Secretary of State

                            ARTICLES OF INCORPORATION

STATE OF OKLAHOMA          )
                           )        ss.
COUNTY OF OKLAHOMA         )

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA

         We, the undersigned Incorporators, N. Martin Stringer, 200 Investors Capital Building, Oklahoma City, Oklahoma 73102, Mary Ann Karns, 200 Investors Capital Building, Oklahoma City, Oklahoma 73102, and Nancy B. Taylor, 200 Investors Capital Building, Oklahoma City, Oklahoma 73102, being persons legally competent to enter into contracts, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

    The name of this Corporation is Southwest Metallurgical Consultants, Inc.

                                   ARTICLE TWO

         The address of its registered office in the State of Oklahoma is 200 Investors Capital Building, in the City of Oklahoma City, County of Oklahoma, and the name of its registered agent is McKinney, Stringer & Webster, Inc., whose address is 200 Investors Capital Building, Oklahoma City, Oklahoma 73102.

                                  ARTICLE THREE

         The duration of the corporation is:  Fifty (50) years.

                                  ARTICLE FOUR

         The purposes for which this corporation is formed are:

         To engage in the business of metallurgy, consulting and any and all things necessary or related to metallurgical consulting.

         To loan money to and contract with any person, association or corporation, in any sum, and with or without security, and for any collateral, including, but not limited to, open accounts, real or personal property, future income or revenues, crops planted or to be planted, bills and accounts receivable, inventories, notes, documents, stocks, bonds, choses in action, and contracts; to charge and collect interest and service charges in amounts and of a nature permitted by law on such loans and contracts of indebtedness; to discount loans and commercial paper; to take, receive, hold, pledge, transfer, mortgage, assign, and release notes, contracts of indebtedness, commercial paper, security interests, chattel and real property mortgages, and evidences of indebtedness of all kinds and description;

         To engage in the loan or finance company business and to do any and all things necessary or appropriate to carry on such business, to repossess, hold, sell, mortgage, pledge, acquire, dispose of and otherwise deal in collateral, including real and personal property, tangible or intangible; to qualify for and engage in the small loan business and to operate as a licensee of any small loan act and to post bond, furnish such security and do such other things as may be required to qualify under such an act;

         To make loans and collections on first and other mortgage security, whether pertaining to real estate, personal property or otherwise, and to negotiate any of such to others, and to sell, lend, pledge, or otherwise dispose of any of same to others, including the full rights to guarantee loans, contracts or other agreements, or evidences of indebtedness, or of contract, or agreement, for its own affiliated corporation or corporations, if any, or for any other person, firm, corporation or association, of any kind, whether of natural or artificial person or persons.

         To issue, sell, hold or otherwise obtain, retain, or dispose of, bonds or other evidences of indebtedness, or of contract or agreement, and guarantee the payment of same, including the right to deposit any of the same with others, as agent, trustee or otherwise, and to issue other bonds, notices or other evidences of indebtedness, or of contract or agreement, secured by any of said first named as collateral or other security.

         To collect the payment, or payments, either itself, or through others, on any loans, or contracts, or agreements, or other evidences of indebtedness, or of contract, whether any of same shall be made, or entered into by this company, or by others, and to hold any of same in accordance with any contract or agreement, or duty whatsoever, with full power to hold, handle and distribute sinking funds, or other funds, or payments for itself, or for others.

         To charge for any service rendered, duty performed or act done, in, or concerning any of the powers, or authority which may be lawfully exercised hereunder, or to settle for same in money, property, or of any other things of value.

         To conduct a general merchandising and trading business and to design, manufacture, produce, import, export, buy and sell, at wholesale and/or retail, lease, handle, install, erect, repair, service, distribute, contract in respect of, and otherwise generally deal in and with, on margin or otherwise, whether as principal, agent, factor, broker, licensor, licensee, on commission, on its own behalf or on behalf of others, or otherwise goods, wares, commodities, merchandise and real and personal property of every kind and description; and to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

         To do a general brokerage, commission merchants' and selling agents' business; to make and enter into all manner and kinds of contracts, agreements and obligations by or with any person or persons, corporation or corporations, for the purchasing, acquiring, manufacturing, selling and dealing in of any articles of personal property of any kind or nature whatsoever, and generally with full power to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

         To manage or administer as agent the business or property of any corporation, firm or person, carrying on any authorized business, and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm or person.

         To prospect for, explore, purchase, acquire, take, hold, own, establish, maintain, supervise, develop, drill, work, exploit, sell, convey, transfer, assign, pledge, mortgage, and dispose of, lease as lessor and lessee, license the use of as licensor and licensee, obtain, collect, grant, and assign, royalties, options, interests, and rights on and in respect of, and generally to deal in and with, as principal, agent, broker, or in any other lawful capacity, any and all kinds of gas-bearing, petroleum-bearing, oil-bearing, water-bearing, salt-bearing, and other mineral-bearing lands, properties, deposits, wells, mines and sites, and any and all interests whatsoever therein or thereto, and to engage generally in the business of extracting, producing, mining, refining, processing, purchasing, selling, distributing, importing, exporting and generally dealing and trading in and with petroleum, gas, coal, salt, sulfur, gypsum, iron, steel, manganese, zinc, lead, aluminum, coke, copper, stone and other minerals or metals and the products, by-products, components and resultants thereof.

         To acquire by purchase, exchange, lease, or otherwise and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate.

         To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

         To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference thereto:

     (a) inventories, devices, formulas, processes and any improvements and modifications thereof;

     (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or sub-division thereof, and all rights connected therewith or appertaining thereunto;

     (c) franchises, licenses, grants and concessions.

         To purchase or otherwise acquire and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article Four, includes without limitation of the generality thereof, any share of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise as owner or holder of any securities, and all rights, powers and privileges in respect thereof.

         To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

         To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Oklahoma; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

         To lend its uninvested funds from time to time to such extent to such persons, firms, associations, corporations, government or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

         To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firms, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

         To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Oklahoma and by these Article of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired.

         To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Oklahoma.

         To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

         To organize or cause to be organized under the laws of the State of Oklahoma, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

         To conduct its business in any and all of its branches and maintain offices both within and without the State of Oklahoma, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

         To such extent as a corporation organized under "The Business Corporation Act" of the State of Oklahoma may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under "The Business Corporation Act" of the State of Oklahoma or under any act amendatory thereof, supplemental thereto or substituted therefor.

         The foregoing provisions of Article Four shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article Four, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; and provided that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

                                  ARTICLE FIVE

         The aggregate number of shares which the corporation shall have authority to allot is three thousand (3,000) shares divided into one (1) class. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

Class                   Number of Shares                  Par Value
-----                   ----------------                  ---------

Common                  3,000                             $1.00

                        Total                             $3,000.00

                                   ARTICLE SIX

         The amount of stated capital with which it will begin business is One Thousand Dollars ($1,000.00), which has been fully paid in.

                                  ARTICLE SEVEN

         The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor are:

                                                             Consideration to be
Class of Shares                     Number of Shares         Received therefor
---------------                     ----------------         -----------------

Common                              1,000                    $1,000.00

                                  ARTICLE EIGHT

         The number of directors to be elected at the first meeting of the shareholders is three (3) or more.

                                  ARTICLE NINE

         Each officer or director or former officer or director of the company, and each person who, at the request of the Company, shall serve or shall have served as an officer or director of another corporation in which the Company owns or owned corporate stock, shall be indemnified by the Company against liabilities, expenses, counsel fees and costs reasonably incurred in connection with or arising out of any action, suit, proceeding or claim, or threatened action, suit, proceedings or claim (whether criminal, civil, administrative or otherwise) in which he is a party of which is brought or asserted against him by reason of his being or having been an officer or director, provided that the

Company shall not indemnify such officer or director with respect to any matter as to which it shall be finally determined that he has been guilty of gross negligence or willful misconduct in the performance of his duties as such officer or director. The indemnification herein provided shall include any amount paid in compromise or settlement of any such action, suit, proceeding or claim (including expenses, counsel fees and costs reasonably incurred) with the approval of the Board of Directors or of a special committee appointed by the shareholders as provided in this Article.

         The termination of an action, suit, proceeding or claim by plea of nolo contendere, guilty, or by other plea, or a final determination of guilt or liability of the officer or director by a court shall not necessarily be conclusive of the gross negligence or willful misconduct of the officer or director. A determination whether the office or director has been guilty of gross negligence or willful misconduct and the approval of any compromise or settlement under the above paragraph shall be made independently by a majority vote at a meeting of the Board of Directors in which the director or directors involved shall not participate. If a quorum of the Board of Directors, without the director or directors involved in such action, suit, proceeding or claim, cannot be assembled with reasonable diligence, then a special committee of three persons shall be selected by vote of the shareholders, which committee shall make the determination of whether the officer or director involved in such action, suit, proceeding or claim was guilty of gross negligence or willful misconduct, and which committee shall approve or disapprove any compromise or settlement proposed under the above paragraph. Any determination made by the Board of Directors or a special committee appointed by the shareholders pursuant to this paragraph shall be conclusive and incontestable.

         Expenses, counsel fees and costs reasonably incurred may be paid by the Company in advance of the final disposition of any action, suit, proceeding or claim on condition that such advances shall be repaid by the person indemnified if it is ultimately determined that the officer or director involved shall have been guilty of gross negligence or willful misconduct.

         The right of indemnification provided in this Article Nine shall extend to the legal representatives of each officer or director or former officer or director and shall be in addition to and shall not be exclusive of any other rights to which the person indemnified may be entitled apart from this Article. The right of indemnification provided herein shall not limit or be limited by any right of indemnification or restriction on any right of indemnification provided by the laws of Oklahoma.

                                   ARTICLE TEN

         The Board of Directors is empowered and authorized to adopt, alter, repeal, and amend the By-Laws of the corporation, to elect the officers of the corporation and to fix the salaries and compensation and terms of office of the officers; and to do all things, consistent with law, which are considered necessary or expedient in the exercise of its discretion, in the course of the management of the corporation.

         Subject to the right of dissent by the shareholders as defined, enumerated, and limited by the laws of Oklahoma, the Board of Directors shall have the right, power, and authority to amend any and all provisions of these

Articles of Incorporation in any manner, so long as such amendments are not inconsistent with law; and, in this connection, without limitation on its general powers, the Board of Directors is expressly empowered and authorized to amend these Articles of Incorporation so as to increase the authorized capital stock of the corporation, and to establish and allot new classes of stock and new series of stock with the class, with full power in the Board of Directors to fix or alter the attributes, rights, privileges, and restrictions pertaining to such new series or classes of stock.

                             /s/ N. Martin Stringer
                             -----------------------------------------
                             N. MARTIN STRINGER


                             /s/ Mary Ann Karns
                             -----------------------------------------
                             MARY ANN KARNS


                             /s/ Nancy B. Taylor
                             -----------------------------------------
                             NANCY B. TAYLOR

STATE OF OKLAHOMA          )
                           )        ss.
COUNTY OF OKLAHOMA         )

         Before me, a Notary Public in and for said County and State, on June 22, 1973, personally appeared N. Martin Stringer, Mary Ann Karns and Nancy B. Taylor, to me known to be the identical persons who executed the foregoing Articles of Incorporation and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                      /s/ Catherine Massey
                                      --------------------------------------
                                      Notary Public

My Commission Expires:
July 13, 1976

                         AFFIDAVIT AS TO PAID IN CAPITAL

STATE OF OKLAHOMA          )
                           )        ss.
COUNTY OF OKLAHOMA         )

         N. Martin Stringer, Mary Ann Karns and Nancy B. Taylor, of lawful age, being first duly sworn, each for himself deposes and says: That the above-named affiants constitute a majority of the incorporators of Southwest Metallurgical Consultants, Inc., a proposed corporation, and that the amount of stated capital with which said corporation will begin business, as set out in its attached Articles of Incorporation, has been fully paid in.

                             /s/ N. Martin Stringer
                             -----------------------------------------
                             N. MARTIN STRINGER


                             /s/ Mary Ann Karns
                             -----------------------------------------
                             MARY ANN KARNS


                             /s/ Nancy B. Taylor
                             -----------------------------------------
                             NANCY B. TAYLOR

         Subscribed and sworn to before me this 22nd day of June, 1973

                                      /s/ Catherine Massey
                                      --------------------------------------
                                      Notary Public

My Commission Expires:
July 13, 1976

                                                                           FILED
                                                                     MAR 28 1980
                                                              OKLAHOMA SECRETARY
                                                                        OF STATE

                        AMENDED ARTICLES OF INCORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

We, the undersigned,       Address                   City and State

R. Craig Jerner            5104 S.E. 53rd            Oklahoma City, OK 73135
John A. Harcourt           301 Woodside Drive        Norman, OK 73069

being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma, do hereby execute and submit the following amended Articles of Incorporation.

(1) The name of the corporation is Engineering and Materials Technology Corporation (formerly Southwest Metallurgical Consultants, Incorporated).

(2)      A.       No Change, As Filed.

(3)      A.       No Change, As Filed.

(4)      A.       No Change, As Filed.

(5)      A.       No Change, As Filed.

(6)      A.       No Change, As Filed.

(7)      A.       No Change, As Filed.

(8)      A.       No Change, As Filed.

(9) IF SUCH AMENDMENT BY THE CORPORATION UPON THE APPROVAL OF THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:

         (a) Such amendment was proposed by a resolution of the Board of Directors on the 14th day of December, 1979.

         (b) The amendment was adopted by a vote of the shareholders in accordance with the provisions of 18 O.S. 1971, Sec. 1.153.

         (c) The meeting of the shareholders of the corporation at which the amendment was adopted was held at 3503 Charleston Road, Norman, Oklahoma.

         (d)      Notice of the meeting was given by call and waiver dated
12-14-79.

         (e) The class and number of shares voted for and against such amendment was:

CLASS             NUMBER OF SHARES  VOTED FOR         VOTED AGAINST
-----             ----------------  ---------         -------------
Common            2100              2100                    0


(Corporate Seal)                         ENGINEERING AND MATERIALS
                                         TECHNOLOGY CORPORATION

ATTEST:

/s/ John A. Harcourt                     /s/ R. Craig Jerner
-----------------------------            ---------------------------------
by its Secretary                         by its President

                                                                           FILED
                                                                     FEB 24 1982
                                                              OKLAHOMA SECRETARY
                                                                        OF STATE

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                ENGINEERING AND MATERIALS TECHNOLOGY CORPORATION

STATE OF OKLAHOMA          )
                           )        SS.
COUNTY OF OKLAHOMA         )

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

         The undersigned, R. Craig Jerner, 3503 Charleston Road, Norman, Oklahoma 73069, and C. Elizabeth Jerner, 3503 Charleston Road, Norman, Oklahoma 73069, being persons legally competent to execute Amended Articles of Incorporation of Engineering and Materials Technology Corporation pursuant to the provisions of the Oklahoma Business Corporation Act, do hereby submit the following Amended Articles of Incorporation, and do further affirm that these Amendments were adopted in a manner prescribed by said Act. A proposal to amend Article Two of the Articles of Incorporation to change the name and address of its registered agent and office, to amend Article Three of the Articles of Incorporation to provide for the perpetual duration of the Corporation and to amend Article Five of the Articles of Incorporation to provide for two classes of common stock, Voting Common Stock with a par value of $.10 per share and Non-Voting Common Stock with a par value of $.01 per share, was adopted by resolution of the Board of Directors of Engineering and Materials Technology Corporation on the 10th day of February, 1982. The amendments to Articles Two, Three and Five were approved and adopted by the vote of the shareholders of Engineering and Materials Technology Corporation on the 10th day of February, 1982. No other Articles of the Articles of Incorporation were amended. After the adoption of the amendments to Articles Two, Three and Five, the Articles of Incorporation of Engineering and Materials Technology Corporation are restated as follows:

                                   ARTICLE ONE

                                    No Change

                                   ARTICLE TWO

         The address of its registered office in the State of Oklahoma is 3503 Charleston Road, Norman, Oklahoma 73069, and the name of its registered agent at such address is R. Craig Jerner.

                                  ARTICLE THREE

         The duration of the corporation is perpetual.

                                  ARTICLE FOUR

                                    No Change

                                  ARTICLE FIVE

         The aggregate number of shares which the corporation shall have authority to allot is three hundred eighty thousand (380,000) shares divided into two (2) classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

Class                            Number of Shares          Par Value
-----                            ----------------          ---------

Voting Common Stock               30,000                   $.10
Non-Voting Common Stock          350,000                   $.01

                                                 Total     $6,500.00

                                   ARTICLE SIX

                                    No Change

                                  ARTICLE SEVEN

                                    No Change

                                  ARTICLE EIGHT

                                    No Change

                                  ARTICLE NINE

                                    No Change

                                   ARTICLE TEN

                                    No Change

         WITNESS the signature of the undersigned this 10th day of February, 1982.

                            ENGINEERING AND MATERIALS
                            TECHNOLOGY CORPORATION

                            By  /s/ R. Craig Jerner
                              -------------------------------------
                              R. Craig Jerner, President

ATTEST:

/s/ C. Elizabeth Jerner
-----------------------------------
C. Elizabeth Jerner, Secretary

(CORPORATE SEAL)


STATE OF OKLAHOMA          )
                           ) SS.
COUNTY OF OKLAHOMA         )

         Before me, the undersigned, a Notary Public, in and for said county and state, personally appeared R. Craig Jerner and C. Elizabeth Jerner, to me known to be the identical persons who signed the name of the maker thereof to the foregoing Amended Articles of Incorporation as its President and Secretary, respectively, and acknowledged to me that they executed the same as their free and voluntary act and deed and as the free and voluntary act and deed of said Corporation, for the uses and purposes therein set forth, on this 10th day of February, 1982.

         In witness whereof I have hereunto set my hand and seal the day and year last above written.

                                   /s/ Martha A. Buzzard
                                   ------------------------------------------
                                   Notary Public

My commission expires:
8-4-84

                                                                           FILED
                                                                     OCT 23 2001
                                                              OKLAHOMA SECRETARY
                                                                        OF STATE

                                     AMENDED
                          CERTIFICATE OF INCORPORATION
                       (AFTER RECEIPT OF PAYMENT OF STOCK)


TO:      OKLAHOMA SECRETARY OF STATE
         2300 N. Lincoln Blvd. Room 101, State Capital Building
         Oklahoma City, Oklahoma 73105-4897
         (405) 522-4560

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.       A.       The name of the corporation is:

                  ENGINEERING & MATERIALS TECHNOLOGY CORPORATION

2. The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

                  No Change.

3.       The duration of the corporation is:  perpetual.

4. The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

NUMBER OF SHARES                 SERIES           PAR VALUE PER SHARE
----------------                 ------           -------------------
                                 (If Any)         (Or, if without par value, so
                                                  state)

COMMON            50,000,000                      $.0001 par value
PREFERRED         10,000,000                      $.0001 par value


         That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

         That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary, this 8th day of October, 2001.

                             ENGINEERING & MATERIALS
                             TECHNOLOGY CORPORATION


                             By:  /s/ John A. Harcourt
                             ------------------------------------------
                             JOHN HARCOURT
                             President

ATTEST:

/s/ Robert J. Stone
--------------------------------
Secretary